Exhibit 32.1

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Steven A. Kandarian, certify that (i) MetLife, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MetLife, Inc.

Date: August 7, 2013

/s/ Steven A. Kandarian
Steven A. Kandarian Chairman, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to MetLife, Inc. and will be retained by MetLife, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.